UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 13, 2010
Date of earliest event reported: August 26, 2010

EMPIRE POST MEDIA, INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

333-163782	280 South Beverly Drive, Suite 205 Beverly Hills, CA 90212	27-1122308
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(310) 531-6951
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 26 and 27, 2010, the Registrant entered into two Post Production Service Agreements.  The first is with Brain/Storm Pictures for the Registrant to provide, as contractor; all post production services for a documentary film, including, among other things, editing, creation and rendering of effects, digital composting mastering and deliverable outputs of the finished documentary.  The total consideration for the services to be performed is $170,000 and the services are scheduled to commence the second week of October.  The second contract is with 33 Ocean Ave Films which is developing and preparing for production a cable television series currently titled “Based on a True story” consisting of thirteen one hour episodes.  The total consideration for the services to be performed by the Registrant for all thirteen episodes is $1,690,000.  The services to be provided by the Registrant, as contractor, are all post production services for each episode including, among other things, editing, creation and rendering of effects, digital compositing mastering and deliverable outputs of the finished episodes. The customer intends to begin delivery of the “production elements” to Registrant no later than January 17, 2011.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Item

10.3	Post Production Services Agreement dated August 26, 2010, between the Registrant and Brain/Storm Pictures.
10.4	Post Production Services Agreement dated august 27, 2010, between the Registrant and Ocean Ave. Films.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE POST MEDIA, INC.

Date: September 13, 2010	/s/ Peter Dunn
Peter Dunn, President (Principal Executive Officer)